EXHIBIT 10.17

TOMMY HILFIGER

January 27, 2003

Mr. Arthur Bargonetti

185 West End Avenue

New York, NY 10025

Dear Art:

This will confirm the amendments we have agreed upon to the Employment Agreement dated as of July 16, 2001 (the “Agreement”) between you (“Executive”) and Tommy Hilfiger U.S.A., Inc. (the “Company”), as follows:

1. Delete the first sentence of Section 1 of the Agreement and substitute the following:

“1. “Term”. The employment of Executive under this Agreement shall commence on July 16, 2001 and shall continue through March 31, 2004 (the “Initial Term”), subject to the terms and provisions of this Agreement.”

Except as modified above, the Agreement shall remain in full force and effect.

If the foregoing correctly sets forth our understanding, please sign this letter in the place indicated below and return it to Howard Shapiro.

Sincerely,

/s/ JOEL HOROWITZ
Joel Horowitz
C.E.O.

Agreement confirmed as above stated:

/s/ ARTHUR BARGONETTI 2/19/03
Arthur Bargonetti Date

Tommy Hilfiger U.S.A., Inc.

25 West 39th Street New York, NY 10018

phone 212 840 8888